Exhibit 10.1

Execution Copy

AMENDED AND RESTATED

UNIT PURCHASE AGREEMENT

BY AND AMONG

BREITBURN ENERGY PARTNERS L.P.

AND

THE PURCHASERS NAMED HEREIN

ii

iii

AMENDED AND RESTATED UNIT PURCHASE AGREEMENT

AMENDED AND RESTATED UNIT PURCHASE AGREEMENT, dated as of October 26, 2007 (this “Agreement”), by and among BREITBURN ENERGY PARTNERS L.P., a Delaware limited partnership (“BreitBurn”), and each of the Purchasers listed in Schedule 2.1 attached hereto (a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, BreitBurn and the Purchasers entered into that certain Unit Purchase Agreement dated as of September 11, 2007 (the “Original Agreement”);

WHEREAS, contemporaneous with the execution of the Original Agreement, BreitBurn, through its indirect ownership of BreitBurn Operating L.P., a Delaware limited partnership, entered into a definitive purchase agreement to acquire oil and gas properties, the associated leases and reserves, producing facilities and other related equipment as described in the Hermes Contribution Agreement upon the terms and conditions and for the consideration set forth in the Hermes Contribution Agreement from Hermes (the “Hermes Acquisition”);

WHEREAS, BreitBurn desires to partially finance the Hermes Acquisition through the sale of an aggregate of $450 million of Common Units and the Purchasers desire to purchase an aggregate of $450 million of Common Units from BreitBurn, each in accordance with the provisions of this Agreement;

WHEREAS, BreitBurn has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement;

WHEREAS, BreitBurn and the Purchasers desire to amend and restate the Original Agreement in its entirety to provide for payment of the purchase price pursuant to an escrow agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BreitBurn and each of the Purchasers, severally and not jointly, hereby agree to amend and restate the Original Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation, inquiry, complaint or litigation before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the Escrow Agreement, the Hermes Contribution Agreement, the BreitBurn Credit Facility, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Board of Directors” means the board of directors of the General Partner.

“BreitBurn” shall have the meaning specified in the opening paragraph.

“BreitBurn Credit Facility” means, collectively, (i) the Credit Agreement, dated as of October 10, 2006 by and among BreitBurn Operating L.P., as Borrower, and BreitBurn Energy Partners L.P., Alamitos Company LLC, Alamitos Company, Phoenix Production Company, Preventive Maintenance Services, LLC and BreitBurn Operating GP, LLC, as Guarantors, Wells Fargo Bank, National Association, as Lead Arranger, Administrative Agent and Issuing Lender, and the other Lenders party thereto and all other documents entered into by BreitBurn and its Affiliates in connection therewith, as contemplated to be amended in connection with the Hermes Acquisition and (ii) any senior secured credit facility entered into by BreitBurn and its Affiliates the proceeds of which are used, in part, to refinance the foregoing.

“BreitBurn Financial Statements” shall have the meaning specified in Section 3.3.

“BreitBurn Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of BreitBurn and its Subsidiaries and the Hermes Assets, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on BreitBurn and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which BreitBurn and its Subsidiaries participate or are engaged, (ii) the ability of BreitBurn Parties, taken as a whole, to carry on their business as their business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of BreitBurn to consummate the transactions under any Basic Document; provided, however, that with respect to Section 6.1(b)(ii), Section 6.2(e) and Section 8.11, a BreitBurn Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the BreitBurn Parties operate, except to the extent that the BreitBurn Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon BreitBurn and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

“BreitBurn Parties” means BreitBurn, the General Partner, and all of BreitBurn’s Subsidiaries.

“BreitBurn Related Parties” shall have the meaning specified in Section 7.2.

“BreitBurn SEC Documents” shall have the meaning specified in Section 3.3.

“Breitenbach Amended and Restated Employment Agreement” means the Amended and Restated Employment Agreement by and between Pro GP Corp., BreitBurn Management Company, LLC, BreitBurn GP, LLC and Randall Breitenbach, dated as of October 10, 2006.

“Business Day” means any day other than a Saturday, Sunday or a holiday on which The Nasdaq Global Market is closed.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” shall have the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.1 to this Agreement under the heading “Commitment Amount.”

“Common Unit Price” shall have the meaning specified in Section 2.1(b).

“Common Units” means the common units of BreitBurn representing limited partner interests.

“Delaware LLC Act” shall have the meaning specified in Section 3.2(c).

“Delaware LP Act” shall have the meaning specified in Section 3.2(c).

“Escrow Agreement” means the escrow agreement to be entered into on the date hereof among BreitBurn, the Escrow Purchasers, Lehman Brothers, Inc., as placement agent, and Wells Fargo Bank, which is attached hereto as Exhibit G, as such agreement may be amended, or any successor agreement.

“Escrow Agent” shall have the meaning specified in the Escrow Agreement.

“Escrow Purchasers” means the Purchasers that are a party to the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Form 8-K Filing” shall have the meaning specified in Section 5.5.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means BreitBurn GP, LLC, a Delaware limited liability company and the general partner of BreitBurn.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, BreitBurn, its Subsidiaries or any of their Property or any of the Purchasers.

“Hermes” means Quicksilver Resources, Inc, a Delaware corporation.

“Hermes Acquisition” shall have the meaning specified in the recitals.

“Hermes Assets” means those certain capital stock and equity interests purchased pursuant to the Hermes Contribution Agreement.

“Hermes Closing Date” means the date on which the Hermes Acquisition is consummated.

“Hermes Contribution Agreement” means that certain Contribution Agreement, dated as of September 11, 2007, as the same may be amended from time to time, between Hermes, a Delaware corporation, and BreitBurn Operating L.P., a Delaware limited partnership, acting through its general partner, BreitBurn Operating GP, LLC, a Delaware limited liability company, which is attached hereto as Exhibit C.

“Indemnified Party” shall have the meaning specified in Section 7.3.

“Indemnifying Party” shall have the meaning specified in Section 7.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Lock-Up Date” means 90 days from the Closing Date.

“Non-Escrow Purchasers” means the Purchasers that are not a party to the Escrow Agreement.

“Original Agreement” shall have the meaning specified in the recitals.

“Partnership Agreement” shall have the meaning specified in Section 2.1(a).

“Party” or “Parties” means BreitBurn and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agents” means Lehman Brothers Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

“Placement Agents Fees” means the fees that BreitBurn is obligated to pay to the Placement Agents upon the closing of the transactions contemplated by this Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.1.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit B, to be entered into at the Closing, among BreitBurn and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in

Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Terminating Breach” shall have the meaning specified in Section 8.11(a)(ii).

“Third Quarter Distribution” shall have the meaning specified in Section 5.8.

“Unitholders” means the common unitholders of BreitBurn (within the meaning of the Partnership Agreement).

“Washburn Amended and Restated Employment Agreement” means the Amended and Restated Employment Agreement by and between Pro GP Corp., BreitBurn Management Company, LLC, BreitBurn GP, LLC and Halbert Washburn, dated as of October 10, 2006.

Section 1.2             Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.1             Sale and Purchase. Contemporaneously with the consummation of the Hermes Acquisition and subject to the terms and conditions of this Agreement, at the Closing, BreitBurn hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from BreitBurn, the dollar amount of Purchased Units, set forth opposite its name on Schedule 2.1 hereto. Each Purchaser agrees to pay BreitBurn, pursuant to procedures set forth in the Escrow Agreement or in this Agreement, the Common Unit Price for each Purchased Unit, in each case as set forth in Section 2.1(b). The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Basic Document. Except as otherwise provided in this Agreement or in the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(a)           Common Units. The number of Purchased Units to be issued and sold to each Purchaser shall be equal to the quotient determined by dividing (i) the amount for such Purchaser under the column entitled “Commitment  Amount” on Schedule 2.1 by (ii) the Common Unit Price (as defined in Section 2.1(b) below). The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the First Amended and Restated Limited Partnership Agreement of BreitBurn, dated as of October 10, 2006 (the “Partnership Agreement”).

(b)           Consideration. Subject to Section 5.8, the amount per Common Unit each Purchaser will pay to BreitBurn to purchase the Purchased Units (the “Common Unit Price”) shall be $27.00.

(c)           Funding Into Escrow by Escrow Purchasers. Pursuant to the Escrow Agreement, each Escrow Purchaser shall deposit its Commitment Amount into an escrow account established under the Escrow Agreement no later than two (2) Business Days prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied or waived, pursuant to this Section 2.2, each such Escrow Purchaser shall deliver notice to the Escrow Agent to promptly and timely release (i) such Escrow Purchaser’s Commitment Amount out of the funds escrowed under the Escrow Agreement to an account directed by BreitBurn and (ii) the interest earned on such funds to such Escrow Purchaser.

(d)           Funding by Non-Escrow Purchasers. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied, each Non-Escrow Purchaser shall pay its Commitment Amount by wire transfer of immediately available funds to an account directed by BreitBurn.

Section 2.2             Closing. The execution and delivery of the Basic Documents (other than this Agreement and the Escrow Agreement), the delivery of certificates representing the Purchased Units, the payment by each Purchaser of its respective Commitment Amount pursuant to the terms of Section 2.1(c) or Section 2.1(d), as applicable, and execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) contemporaneous with the Hermes Closing Date at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103; provided, that BreitBurn shall have given each Purchaser three (3) Business Days (or such shorter period as shall be agreeable to the Parties) prior written notice of such designated closing date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BREITBURN

BreitBurn represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.1             Existence. Each of BreitBurn and BreitBurn’s Subsidiaries:  (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the BreitBurn SEC Documents and as will be conducted following the Hermes Acquisition, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a BreitBurn Material Adverse Effect. None of BreitBurn or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of BreitBurn, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of BreitBurn, its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other similar organizational documents. Each of BreitBurn and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a BreitBurn Material Adverse Effect.

Section 3.2             Capitalization and Valid Issuance of Purchased Units.

(a)           The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b)           As of the date of this Agreement, the issued and outstanding limited partner interests of BreitBurn consist of 29,006,002 Common Units. The only issued and outstanding general partner interests of BreitBurn are the interests of the General Partner described in the Partnership Agreement. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”). All general partner interests of BreitBurn have been duly authorized and validly issued in accordance with the Partnership Agreement.

(c)           Other than the BreitBurn 2006 Long-Term Incentive Plan, the Washburn Amended and Restated Employment Agreement or the Breitenbach Amended and Restated

Employment Agreement, BreitBurn has no equity compensation plans that contemplate the issuance of partnership interests of BreitBurn (or securities convertible into or exchangeable for partnership interests of BreitBurn). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.2(c), as contemplated by this Agreement or the Hermes Contribution Agreement or as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating BreitBurn or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in BreitBurn or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of BreitBurn or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests in BreitBurn or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which BreitBurn or any of its Subsidiaries is a party with respect to the voting of the equity interests of BreitBurn or any of its Subsidiaries.

(d)           (i) All of the issued and outstanding equity interests of each of BreitBurn’s Subsidiaries are owned, directly or indirectly, by BreitBurn free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the BreitBurn Credit Facility) and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law or in the organizational documents of BreitBurn’s Subsidiaries, as applicable) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (ii) except as disclosed in the BreitBurn SEC Documents, neither BreitBurn nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(e)           The offer and sale of the Purchased Units and the limited partner interests represented thereby, have been, or prior to the Closing Date, will be duly authorized by BreitBurn pursuant to the Partnership Agreement and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement, this Agreement or the Registration Rights Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchasers.

(f)            The Purchased Units will be issued in compliance with all applicable rules of The Nasdaq Global Market. Prior to the Closing Date, BreitBurn will submit to The Nasdaq Global Market a Notification Form:  Listing of Additional Common Units with respect to the Purchased Units. BreitBurn’s currently outstanding Common Units are quoted on The Nasdaq Global Market and BreitBurn has not received any notice of delisting.

Section 3.3             BreitBurn SEC Documents. BreitBurn has filed timely with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “BreitBurn SEC Documents”). The BreitBurn SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “BreitBurn Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed BreitBurn SEC Document filed prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) in the case of the BreitBurn Financial Statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the BreitBurn Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) in the case of the BreitBurn Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of BreitBurn and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to BreitBurn and the General Partner and has not resigned or been dismissed as independent registered public accountants of BreitBurn and the General Partner as a result of or in connection with any disagreement with BreitBurn or the General Partner on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.4             No Material Adverse Change. Except as set forth in or contemplated by the BreitBurn SEC Documents, and except for the proposed Hermes Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2006, BreitBurn and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a BreitBurn Material Adverse Effect (ii) acquisition or disposition of any material assets by BreitBurn or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in BreitBurn’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Hermes Acquisition).

Section 3.5             Litigation. Except as set forth in the BreitBurn SEC Documents, there is no Action pending or, to the knowledge of BreitBurn, threatened against the General Partner, BreitBurn or any of its Subsidiaries or any of their respective officers, directors or Properties, as applicable, that (a) questions the validity of this Agreement or the Registration Rights Agreement or the right of BreitBurn to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby or (b) (individually or in the aggregate) would reasonably be expected to result in a BreitBurn Material Adverse Effect.

Section 3.6             No Breach. The execution, delivery and performance by the BreitBurn Parties of the Basic Documents to which they are parties and compliance by the BreitBurn Parties with the terms and provisions hereof and thereof, and the issuance and sale by BreitBurn of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provisions of any Law, governmental permit, determination or award having applicability to BreitBurn or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of limited partnership or the other organizational documents of BreitBurn or organizational documents of any of BreitBurn’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, or loan or credit agreement to which BreitBurn or any of its Subsidiaries is a party or by which BreitBurn or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by BreitBurn or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where any such violation, default, breach, termination, cancellation, failure to receive consent approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.6 would not, individually or in the aggregate, reasonably likely to result in a BreitBurn Material Adverse Effect.

Section 3.7             Authority. Each BreitBurn Party has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents; and the execution, delivery and performance by each BreitBurn Party of the Basic Documents has been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the BreitBurn Parties that are parties thereto, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity including principles of commercial reasonableness, fair dealing and good faith. No approval from the holders of the Common Units is required in connection with BreitBurn’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.8             Compliance with Laws. Neither BreitBurn nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to BreitBurn or its Subsidiaries, except as would not, individually or in the aggregate, have a BreitBurn Material Adverse Effect. BreitBurn and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a BreitBurn Material Adverse Effect, and neither BreitBurn nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a BreitBurn Material Adverse Effect. Neither BreitBurn, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of BreitBurn or any of its Subsidiaries has, in the course of its actions for, or on behalf of, BreitBurn or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.9             Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with BreitBurn’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any BreitBurn Party of any of the Basic Documents to which it is a party, except (i) for such consents, approvals and waivers as have been obtained or, in the case of the Hermes Contribution Agreement, will be obtained by closing, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a BreitBurn Material Adverse Effect.

Section 3.10           MLP Status. BreitBurn has, since its inception in March 2006, met the gross income requirements of Section 7704(c)(2) of the Code and accordingly BreitBurn is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes.

Section 3.11           Investment Company Status. BreitBurn is not now, and after the sale of the Purchased Units and the application of the net proceeds from such sale will not be, and is not controlled by or under common control with, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12           Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither BreitBurn nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.13           Certain Fees. Except for the Placement Agents Fees and up to $40,000 for reasonable expenses (including fees and expenses of counsel to the Placement Agents) incurred by the Placement Agents in connection with their acting as the Placement Agents, no fees or commissions will be payable by BreitBurn to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.14           No Side Agreements. Except for the confidentiality agreements and the Registration Rights Agreement entered into by and between each of the Purchasers and BreitBurn and the placement agent engagement letter between BreitBurn and the Placement Agents, there are no other agreements by, among or between BreitBurn or any of its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.15           Internal Accounting Controls. BreitBurn and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.16           Material Agreements. BreitBurn has provided the Purchasers with, or made available to the Purchasers through the BreitBurn SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission) and of all exhibits to the BreitBurn SEC Documents, including amendments to or other modifications of pre-existing material agreements, entered into by BreitBurn.

Section 3.17           Preemptive Rights or Registration Rights. Except (i) as set forth in the Partnership Agreement, (ii) as provided in the Basic Documents or (iii) for existing awards under BreitBurn’s 2006 Long-Term Incentive Plan, the Washburn Amended and Restated Employment Agreement or the Breitenbach Amended and Restated Employment Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Units or other limited partnership or membership interests of BreitBurn or any of its Subsidiaries, in each case pursuant to any other agreement or instrument to which any of such Persons is a party or by which any one of them may be bound. Neither the execution of this Agreement, nor the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of BreitBurn, other than pursuant to the Registration Rights Agreement or the Partnership Agreement.

Section 3.18           Insurance. BreitBurn and its Subsidiaries are insured against such losses and risks and in such amounts as BreitBurn believes in its sole discretion to be prudent for its businesses. BreitBurn does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.19           Acknowledgment Regarding Purchase of Purchased Common Units. BreitBurn acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at BreitBurn’s request and BreitBurn has concluded that such participation is in BreitBurn’s best interest and is consistent with BreitBurn’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser. BreitBurn further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of BreitBurn (or in any similar capacity) with respect to this Agreement or the other Basic

Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of the Purchased Units. BreitBurn further represents to each Purchaser that BreitBurn’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by BreitBurn and its Representatives.

Section 3.20           Non-Disclosure. BreitBurn has established procedures requiring its Representatives not to disclose the transactions contemplated by this Agreement to any prospective investor who has not entered into a confidentiality agreement between such prospective investor and BreitBurn relating to information provided in connection with the transactions contemplated by this Agreement. To the actual knowledge of BreitBurn, none of its executive officers has disclosed the transactions contemplated by this Agreement to any prospective investor who has not entered into a confidentiality agreement between such prospective investor and BreitBurn relating to the information provided in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to BreitBurn with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.1             Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.2             Authorization, Enforceability. Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Purchaser; and each of this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3             No Breach. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement to which it is a party and all other agreements and instruments in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.2 would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

Section 4.4             Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party provided that such transactions are exempt from registration under the Securities Act.

Section 4.5             Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, BreitBurn that (a) it is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.6             Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the BreitBurn SEC Documents, (b) had access to information regarding the Hermes Acquisition and its potential effect on BreitBurn’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from

Representatives of BreitBurn regarding such matters including matters with respect to the Hermes Acquisition.

Section 4.7             Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from BreitBurn in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8             Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. BreitBurn will not be liable for any such fees or commissions.

Section 4.9             Legend. It is understood that the certificates evidencing the Purchased Units will initially bear the following legend:  “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

Section 4.10           Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with BreitBurn or the Placement Agents about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap should not be considered a short sale of Common Units); provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided further that, with respect to Morgan Stanley & Co., Inc. and its Affiliates, the restrictions contained in this Section 4.10 shall only apply to Morgan Stanley Strategic Investments, Inc., as currently configured, and shall not restrict or limit the activities of any area or division of Morgan Stanley & Co. or any of its Affiliates, other than Morgan Stanley Strategic Investments, Inc., as currently configured.

Section 4.11           No Side Agreements. Except for the confidentiality agreements and the Registration Rights Agreement entered into by and between such Purchaser and BreitBurn, there are no other agreements by, among or between BreitBurn or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 4.12           Purchase of Securities. Such Purchaser represents that it has not purchased, or entered into any agreement or arrangement to purchase, equity securities of BreitBurn between the date of this Agreement and the later of (a) time it first began discussions with BreitBurn about the transactions contemplated by this Agreement or (b) the first date of the period during which the reference price was determined; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that, with respect to Morgan Stanley & Co., Inc. and its Affiliates, the restrictions contained in this Section 4.12 shall only apply to Morgan Stanley Strategic Investments, Inc., as currently configured, and shall not restrict or limit the activities of any area or division of Morgan Stanley & Co. or any of its Affiliates, other than Morgan Stanley Strategic Investments, Inc., as currently configured.

ARTICLE V

COVENANTS

Section 5.1             Certain Special Allocations of Book and Taxable Income. To the extent that the Common Unit Price is less than the trading price of the Common Units on The Nasdaq Global Market as of the Closing Date, the General Partner intends to specially allocate items of book and taxable income to the Purchasers so that their capital accounts in their Purchased Units are consistent, on a per-unit basis, with the capital accounts of the other holders of Common Units other than Purchased Units (assuring fungibility of all Common Units). Such special allocation will occur upon the earlier to occur of any taxable period of BreitBurn ending upon, or after, (i) a book-up event or book-down event in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or a sale of all or substantially all of the assets of BreitBurn occurring after the date of the issuance of the Purchased Units or (ii) the transfer of a Purchased Unit to a Person that is not an Affiliate of the holder. A Purchaser holding a Purchased Unit shall be required to provide notice to the General Partner of the transfer of a Purchased Unit to a Person that is not an Affiliate of the Purchaser no later than the last Business Day of the calendar year during which such transfer occurred, unless by virtue of the application of clause (i) above, the General Partner has determined that the Purchased Units are consistent, on a per-unit basis, with the capital accounts of the other holders of Common Units other than Purchased Units; provided, that such Purchaser may cure any failure to provide such notice by providing such notice within 20 days of the last Business Day of such calendar year; provided, further, that the sole and exclusive remedy for any Purchaser’s failure to provide any such notice shall be the enforcement of the remedy of specific performance against such Purchaser and there will be no monetary damages.

Section 5.2             Subsequent Public Offerings. Without the written consent of the holders of a majority of the Purchased Units, taken as a whole, from the date of this Agreement until the Lock-Up Date, BreitBurn shall not grant, issue or sell any Common Units, or other equity or voting securities of BreitBurn (“Partnership Securities”), any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (i) the issuance of the Purchased Units, (ii) the issuance of Awards (as defined in BreitBurn’s 2006 Long-Term Incentive Plan), the issuance of Common Units upon the exercise of options to purchase Common Units granted pursuant to the BreitBurn 2006 Long-Term Incentive Plan and the issuance of any equity or equity-based security pursuant to a management or employee benefit plan or in connection with the restructuring of such a plan, (iii) the issuance or sale of Common Units issued or sold in a private offering or a registered public offering to repay indebtedness incurred in connection with the Hermes Acquisition or to finance future acquisitions that are accretive to distributable cash flow per Common Unit (or the repayment of indebtedness incurred in connection with such accretive acquisitions), (iv) the issuance or sale of Common Units issued, including without limitation to Provident Energy Trust and its affiliates and Hermes, as payment of any part of the purchase price for businesses that are acquired by the Partnership from Provident Energy Trust and its affiliates or any third party, and (v) the issuance or sale of Common Units to Hermes in connection with the Hermes Acquisition. Notwithstanding the foregoing, BreitBurn shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.

Section 5.3             Purchaser Lock-Up. Without the prior written consent of BreitBurn, each Purchaser agrees that from and after the Closing it will not sell any of its Purchased Units prior to the Lock-Up Date; provided, however, that each Purchaser may:  (i) enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Units purchased by such Purchaser provided that such transactions are exempt from registration under the Securities Act; or (ii) transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.3.

Section 5.4             Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, that nothing contained herein shall require BreitBurn to consummate the Hermes Acquisition. Without limiting the foregoing, BreitBurn and each Purchaser will use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or BreitBurn, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.5             Non-Disclosure; Interim Public Filings. BreitBurn shall, as soon as practicable following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated herein and in the other Basic Documents. Following the Closing Date, BreitBurn shall file a Current Report on Form 8-K with the Commission (the “Form 8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to the Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act. Thereafter, BreitBurn shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby. Notwithstanding the foregoing, BreitBurn shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above.

Section 5.6             Use of Proceeds. BreitBurn shall use the collective proceeds from the sale of the Purchased Units to partially finance the Hermes Acquisition.

Section 5.7             Tax Information. BreitBurn shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units.

Section 5.8             Third Quarter Distribution. If the Closing is after the record date of the distribution to Unitholders with respect to the quarter ended September 30, 2007 and paid on or about November 15, 2007 (the “Third Quarter Distribution”), then the Purchasers shall receive a discount on the Common Unit Price in an amount equal to per unit amount paid in connection with the Third Quarter Distribution.

ARTICLE VI

CLOSING CONDITIONS

Section 6.1             Conditions to the Closing.

(a)           Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)            no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)           there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii)          the Hermes Closing Date shall occur concurrently with the Closing on terms substantially the same as those set forth on Exhibit C and all conditions set forth in Section 7.1 and Section 7.3 (Conditions Precedent to Obligations of Buyer) of the Hermes Contribution Agreement, shall have been satisfied in all material respects or the fulfillment of any such conditions to BreitBurn Operating L.P.’s obligations shall have been waived, except for those conditions that, by their nature, will be satisfied concurrently with the Closing.

(b)           Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)            BreitBurn shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by BreitBurn on or prior to the Closing Date;

(ii)           the representations and warranties of BreitBurn contained in this Agreement that are qualified by materiality or BreitBurn Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of BreitBurn shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)          BreitBurn shall have submitted to The Nasdaq Global Market a Notification Form:  Listing of Additional Common Units with respect to the Purchased Units and no notice of delisting from The Nasdaq Global Market shall have been received by BreitBurn with respect to the Common Units; and

(iv)          BreitBurn shall have delivered, or caused to be delivered, to the Purchasers at the Closing, BreitBurn’s closing deliveries described in Section 6.2 of this Agreement.

(c)           BreitBurn’s Conditions. The obligation of BreitBurn to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by BreitBurn in writing, in whole or in part, to the extent permitted by applicable Law):

(i)            each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)           the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of each Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)          each Escrow Purchaser shall have delivered, or caused to be delivered, to BreitBurn, such Escrow Purchaser’s closing deliveries described in Section 6.3 of this Agreement; and

(iv)          each Non-Escrow Purchaser shall have delivered, or caused to be delivered, to BreitBurn, such Non-Escrow Purchaser’s closing deliveries described in Section 6.4 of this Agreement.

Section 6.2             BreitBurn Deliveries. At the Closing, subject to the terms and conditions of this Agreement, BreitBurn will deliver, or cause to be delivered, to each Purchaser:

(a)           the Purchased Units by delivering certificates (bearing the legend set forth in Section 4.9) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b)           opinions addressed to the Purchasers from outside legal counsel to BreitBurn and from the General Counsel of BreitBurn, Gregory C. Brown, each dated the Closing Date, substantially similar in substance to the form of opinions attached to this Agreement as Exhibit A;

(c)           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by BreitBurn;

(d)           a fully executed copy of the Hermes Contribution Agreement in substantially the form attached to this Agreement as Exhibit C.

(e)           the Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D;

(f)            a certificate of the Secretary of BreitBurn substantially in the form attached to this Agreement as Exhibit E; and

(g)           a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of BreitBurn.

(h)           a cross-receipt, dated the Closing Date, executed by BreitBurn and delivered to each Purchaser to the effect that BreitBurn has received the Commitment Amount with respect to the Purchased Units issued and sold to all Purchasers.

Section 6.3             Escrow Purchaser Deliveries. Subject to the terms and conditions of this Agreement, each Escrow Purchaser will deliver, or cause to be delivered, to BreitBurn:

(a)           at least two (2) Business Days prior to Closing, payment of such Escrow Purchaser’s Commitment Amount by wire transfer(s) of immediately available funds to an account designated in the Escrow Agreement;

(b)           at the Closing, notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of such Escrow Purchaser to BreitBurn;

(c)           at the Closing, the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by such Escrow Purchaser;

(d)           at the Closing, an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit F; and

(e)           at the Closing, a cross receipt dated the Closing Date, executed by such Escrow Purchaser to the effect that such Escrow Purchaser has received certificates evidencing its Purchased Units.

Section 6.4             Non-Escrow Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Non- Escrow Purchaser will deliver, or cause to be delivered, to BreitBurn:

(a)           payment to BreitBurn of such Non- Escrow Purchaser’s Commitment Amount by wire transfer(s) of immediately available funds to an account designated by BreitBurn in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all Parties hereto) prior to the Closing;

(b)           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by such Non- Escrow Purchaser;

(c)           an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit F; and

(d)           a cross receipt dated the Closing Date, executed by such Non- Escrow Purchaser to the effect that such Non- Escrow Purchaser has received certificates evidencing its Purchased Units.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.1             Indemnification by BreitBurn. BreitBurn agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of BreitBurn contained herein; provided that such claim for indemnification is made prior to the expiration of such representation or warranty; provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value, which is specifically included in damages covered by Purchaser Related Parties indemnification.

Section 7.2             Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify BreitBurn, the General Partner, and their respective Representatives (collectively, “BreitBurn Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no BreitBurn Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value, which is specifically included in damages covered by BreitBurn Related Parties indemnification.

Section 7.3             Indemnification Procedure. Promptly after any BreitBurn Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person that the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Interpretation of Provisions. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever any party has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.2             Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.6 through 3.14 and 4.1 through 4.8 shall survive the execution and delivery of this Agreement and the Closing indefinitely, and the other representations set forth in this Agreement shall survive for a period of 12 months following the Closing Date. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of BreitBurn and the Purchasers pursuant to Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.3             No Waiver; Modifications in Writing.

(a)           Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b)           Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of any Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by BreitBurn or any Purchaser from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.4             Binding Effect; Assignment.

(a)           Binding Effect. This Agreement shall be binding upon BreitBurn, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)           Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws, Section 5.3 of this Agreement, and the Registration Rights Agreement.

(c)           Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of BreitBurn (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.4(c), such rights and obligations may not otherwise be transferred except with the prior written consent of BreitBurn (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 8.5             Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser has executed a confidentiality agreement in favor of BreitBurn and shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until BreitBurn discloses with the Commission (on Form 8-K or otherwise) the transactions contemplated hereby.

Section 8.6             Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses set forth on Schedule 8.6 hereto or to such other address as BreitBurn or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.7             Removal of Legend. Each Purchaser may request BreitBurn to remove the legend described in Section 4.9 from the certificates evidencing the Purchased Units by submitting to BreitBurn such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. BreitBurn shall cooperate with such Purchaser to effect the removal of such legend; provided, that no opinion of counsel shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 (unless required by BreitBurn’s transfer agent) or such Purchased Units are covered by an effective registration statement. BreitBurn shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 8.7.

Section 8.8             Entire Agreement. This Agreement and the Registration Rights Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by BreitBurn or a Purchaser set forth herein or therein. This Agreement and the Registration Rights Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.9             Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York.

Section 8.10           Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.11           Termination.

(a)           Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing:

(i)            by the mutual written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts and BreitBurn; or

(ii)           by the written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts or by BreitBurn, (A) if any representation or warranty of the other Party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”); provided, that each Terminating Breach would cause the conditions to the non-terminating Party’s obligations not to be satisfied and such Terminating Breach is not cured within 20 days after written notice from the non-breaching Party.

(b)           Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i)            if the Closing shall not have occurred on or before December 31, 2007;

(ii)           if the Hermes Contribution Agreement shall have been terminated pursuant to its terms;

(iii)          if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Hermes Contribution Agreement or makes the transactions contemplated by this Agreement illegal; or

(iv)          in the event that the sum of the Commitment Amounts received by BreitBurn on the Closing Date is less than $350 Million Dollars ($350,000,000).

(c)           In the event of the termination of this Agreement as provided in Section 8.11(a) or Section 8.11(b), any payments of a Purchaser’s Commitment Amount received by BreitBurn shall be returned to such Purchaser within two (2) Business Days and, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of BreitBurn; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.12           Expenses. BreitBurn shall pay up to $75,000 of legal fees of Baker Botts LLP, counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses. If any action at law or equity is necessary to enforce or interpret the terms of any Basic Document, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

Section 8.13           Recapitalization, Exchanges, Etc. Affecting the Purchased Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Units of BreitBurn or any successor or assign of BreitBurn (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, Common Unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14           Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and BreitBurn shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Registration Rights Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or BreitBurn or any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or BreitBurn or any former, current or future director, trustee, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and BreitBurn under this Agreement or the Registration Rights Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:
	Name:	Halbert S. Washburn
	Title:	Co-Chief Executive Officer

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:	Lehman Brothers MLP Opportunity
Associates L.P., its general partner

	By:	Lehman Brothers MLP Opportunity
Associates L.L.C., its general partner

By:
		Name:	Jeff Wood
		Title:	Vice President

LEHMAN BROTHERS MLP PARTNERS, L.P.

By:	Lehman Brothers MLP Associates, L.P.
its general partner

	By:	LB I Group, Inc.
its general partner

By:
		Name:	Jeff Wood
		Title:	Vice President

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

CITIGROUP FINANCIAL PRODUCTS INC.

By:
	Name:	Bret Engelkemier
	Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

BAUPOST GROUP SECURITIES, L.L.C.

By:	The Baupost Group, L.L.C.
its manager

By:
		Name:	Scott A. Nathan
		Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:
	Name:	James C. Baker
	Title:	Vice President

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:
	Name:	James C. Baker
	Title:	Vice President

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON MLP FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

KAYNE ANDERSON MIDSTREAM OPPORTUNITIES FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

KAYNE ANDERSON REAL ASSETS FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

ARBCO II, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

KAYNE ANDERSON INCOME PARTNERS, L.P.

By:	Kayne Anderson Capital Advisors, L.P.
its general partner

By:
		Name:	David Shladovsky
		Title:	General Counsel

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

MLP & STRATEGIC EQUITY FUND INC.

By:
	Name:	James J. Cunnane, Jr.
	Title:	Portfolio Manager

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

ENERGY INCOME AND GROWTH FUND

By:
Name:
Title:

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:
Name:
Title:

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

STROME MLP FUND, LP

By:	Strome Investment Management, LP
its general partner

By:
		Name:	Peter Davies
		Title:	Chief Executive Officer

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

STRUCTURED FINANCE AMERICAS, LLC

By:
	Name:	Sunil Hariani
	Title:	Vice President

By:
	Name:	Andrea Leung
	Title:	Vice President

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

TORTOISE GAS AND OIL CORPORATION

By:
	Name:	Zachary A. Hamel
	Title:	Senior Vice President

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC
its general partner

By:
		Name:	Craig M. Lucas
		Title:	Managing Member

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
	Title:	Its Authorized Representative

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

MAGNETAR CAPITAL FUND, LP

By:	Magnetar Financial LLC,
its general partner

By:
Name:
Title:

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:
	Name:	Alan Thomas
	Title:	Vice President

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

LB I GROUP, INC.

On behalf of Equity Strategies (Special Situations Group)

By:
	Name:	Leon Zaltzman
	Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

UBS WARBURG SWAPS INC.

By:
	Name:	Barry Gill
	Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

CONTINENTAL CASUALTY COMPANY

By:	Swank Energy Income Advisor L.P.
its investment advisor

By:
		Name:	Jerry V. Swank
		Title:	Managing Partner

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

SWANK MLP CONVERGENCE FUND, LP

By:
	Name:	Jerry V. Swank
	Title:	Managing Partner

LLOYDMINSTER CANADIAN OPPORTUNITY FUND, LP

By:
	Name:	Jerry V. Swank
	Title:	Managing Partner

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

AT MLP FUND, LLC

By:	Atlantic Trust Company, N.A.
its manager

By:
		Name:	Paul McPheeters
		Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

HARTZ CAPITAL MLP, LLC

By:	Hartz Capital, Inc.
its manager

By:
		Name:	Ronald J. Bangs
		Title:	Chief Operating Officer

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

HITE MLP LP

By:	HITE Hedge Asset Management LLC

By:
		Name:	James Jampel
Title:

HITE HEDGE LP

By:	HITE Hedge Asset Management LLC

By:
		Name:	James Jampel
Title:

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

CREDIT SUISSE SECURITIES (USA) LLC

By:
	Name:	Michael Meyers
	Title:	Managing Director

[AMENDED AND RESTATED UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

Schedule 2.1

PURCHASERS AND COMMITMENT AMOUNTS

Purchaser	Units Purchased	Total Commitment Amount
Lehman Brothers MLP Opportunity Fund L.P.	2,037,037	$54,999,999.00
Lehman Brothers MLP Partners, L.P.	1,111,103	$29,999,781.00
Citigroup Financial Products Inc.	1,851,850	$49,999,950.00
Baupost Group Securities, L.L.C.	1,666,660	$44,999,820.00
Kayne Anderson MLP Investment Company	555,555	$14,999,985.00
Kayne Anderson Energy Total Return Fund, Inc.	185,185	$4,999,995.00
Kayne Anderson MLP Fund, LP	361,111	$9,749,997.00
Kayne Anderson Capital Income Partners QP, LP	92,590	$2,499,930.00
Kayne Anderson Midstream Opportunity Fund, LP	55,555	$1,499,985.00
Kayne Anderson Real Assets Fund, L.P.	18,517	$499,959.00
Kayne Anderson Non-Traditional Investments, LP	9,259	$249,993.00
ARBCO II, L.P.	9,259	$249,993.00
Kayne Anderson Income Partners, L.P.	9,259	$249,993.00
Energy Income & Growth Fund	253,352	$6,840,504.00
Fiduciary/Claymore MLP Opportunity Fund	778,888	$21,029,976.00
MLP & Strategic Equity Fund Inc.	78,870	$2,129,490.00
Strome MLP Fund, LP	740,740	$19,999,980.00
Tortoise Gas and Oil Corporation	740,740	$19,999,980.00
ZLP Fund, L.P.	185,183	$4,999,941.00
The Northwestern Mutual Life Insurance Company	925,920	$24,999,840.00
Magnetar Capital Fund, LP	370,370	$9,999,990.00
LB I Group, Inc.	370,370	$9,999,990.00
UBS Warburg Swaps Inc.	370,370	$9,999,990.00
Continental Casualty Company	185,000	$4,995,000.00
Lloydminster Canadian Opportunity Fund, LP	11,050	$298,350.00
Swank MLP Convergence Fund, LP	63,200	$1,706,400.00
AT MLP Fund, LLC	222,220	$5,999,940.00
Hartz Capital MLP, LLC	185,180	$4,999,860.00
HITE MLP LP	2,700	$72,900.00
HITE Hedge LP	182,480	$4,926,960.00
Credit Suisse Securities (USA) LLC	74,147	$2,001,969.00
Morgan Stanley Strategic Investments, Inc.	1,111,110	$29,999,970.00
Structured Finance Americas, LLC	1,851,837	$49,999,599.00

Total	16,666,667	$450,000,009.00

Schedule 8.6

NOTICE

WITH A COPY TO:
IF TO:	(WHICH DOES NOT CONSTITUTE NOTICE)

Lehman Brothers MLP Opportunity Fund, L.P.:

Lehman Brothers MLP Opportunity Fund, L.P.	Baker Botts L.L.P.
Attn: Michael J. Cannon	Attn: Laura Tyson, Esq.
399 Park Avenue, 9th Floor	1500 San Jacinto Center
New York, NY 10022	98 San Jacinto Blvd.
Phone: 212-526-0029	Austin, TX 78701
Fax: 646-758-4208	Fax: 512-322-8377

Lehman Brothers MLP Partners, L.P.:

Lehman Brothers MLP Partners, L.P.	Baker Botts L.L.P.
Attn: Michael J. Cannon	Attn: Laura Tyson, Esq.
399 Park Avenue, 9th Floor	1500 San Jacinto Center
New York, NY 10022	98 San Jacinto Blvd.
Phone: 212-526-0029	Austin, TX 78701
Fax: 646-758-4208	Fax: 512-322-8377

Citigroup Financial Products Inc.:

Citigroup Global Markets
Attn: Brendan O’Dea
3rd Floor, 390 Greenwich Street
New York, NY 10013
Email: brendan.odea@citigroup.com

Baupost Group Securities, L.L.C.:

The Baupost Group, L.L.C.
Attn: Scott A. Stone, General Counsel
10 St. James Avenue, Suite 1700
Boston, MA 02116
Phone: 617-210-8322
Fax: 617-451-7333

Kayne Anderson MLP Investment Company:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

WITH A COPY TO:
IF TO:	(WHICH DOES NOT CONSTITUTE NOTICE)

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Kayne Anderson Energy Total Return Fund, Inc.:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Kayne Anderson MLP Fund, LP:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

WITH A COPY TO:
IF TO:	(WHICH DOES NOT CONSTITUTE NOTICE)

Kayne Anderson Capital Income Partners (QP), LP:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Kayne Anderson Midstream Opportunity Fund, LP:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Kayne Anderson Real Assets Fund, L.P.:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

WITH A COPY TO:
IF TO:	(WHICH DOES NOT CONSTITUTE NOTICE)

Kayne Anderson Non-Traditional Investments, LP:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Arbco II, L.P.:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

Kayne Anderson Income Partners, L.P.:

Kayne Anderson Capital Advisors, L.P.	Kayne Anderson Fund Advisors
Attn: David Shladovsky, Esq.	Attn: Kevin McCarthy
1800 Avenue of the Stars, 2nd Floor	717 Texas Avenue, Suite 3100
Los Angeles, California 90067	Houston, Texas 77002
Fax: (310) 284-6490	Fax: (713) 655-7359

WITH A COPY TO:
IF TO:	(WHICH DOES NOT CONSTITUTE NOTICE)

and

Baker Botts L.L.P.
Attn: Laura Tyson, Esq.
1500 San Jacinto Center
98 San Jacinto Blvd.
Austin, TX 78701
Fax: 512-322-8377

MLP & Strategic Equity Fund Inc.:

MLP & Strategic Equity Fund Inc.
Attn: James J. Cunnane, Jr.
Fiduciary Asset Management LLC
8112 Maryland Ave., Suite 400
Saint Louis, MO 63105
Fax: (314) 446-6707

Energy Income and Growth Fund:

First Trust Portfolios, L.P.
1001 Warrenville Road, Suite 300
Lisle, IL 60532
Attention: W. Scott Jardine, General Counsel
Fax: 630-241-8650
Email: sjardine@ftportfolios.com

Fiduciary/Claymore MLP Opportunity Fund:

MLP & Strategic Equity Fund Inc.
Attn: James J. Cunnane, Jr.
Fiduciary Asset Management LLC
8112 Maryland Ave., Suite 400
Saint Louis, MO 63105
Fax: (314) 446-6707

Strome MLP Fund, LP:

Strome Investment Management, LP
Attn: Casey Borman
100 Wilshire Blvd.
Suite 1750
Santa Monica, CA 90401
310-917-6600 phone
310-752-1483 fax
cborman@strome.com

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

Structured Finance Americas, LLC:

Structured Finance Americas, LLC
c/o Deutsche Bank Securities Inc.
Attn: Sunil Hariani, 4th Floor
60 Wall Street
New York, NY 10005
Email: nicholas.bozzuto@db.com

Tortoise Gas and Oil Corporation:

Tortoise Capital Advisors
Attn: Zachary Hamel
10801 Mastin Blvd., Suite 222
Overland Park, KS 66210
Email: zhamel@fountaincapital.com

ZLP Fund, L.P.:

Zimmer Lucas Partners
Attn: Daniel Lynch
Harborside Financial Center
Plaza 10, Suite 301
Jersey City, NJ 07311
Phone: 201-716-1406
Fax: 201-716-1425

The Northwestern Mutual Life Insurance Company:

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attn: Securities Department Facsimile: (414) 665-7124

Magnetar Capital Fund, LP:

c/o Magnetar Financial LLC
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attn: Douglas Litowitz
(ph) 847-905-4685
(fax) 847-905-5685
Doug.Litowitz@magnetar.com

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

Morgan Stanley Strategic Investments, Inc.: Morgan Stanley Strategic Investments, Inc. Attn: Alan Thomas / Todd Bosch 1585 Broadway, 5th Floor New York, NY 10036 Facsimile: (212) 507-1918	Morgan Stanley Legal and Compliance Division Attn: Amanda Bixler 1221 Avenue of the Americas, 40th Floor New York, NY 10020 Facsimile: (646) 290-2603

LB I Group, Inc.:

Eric Hess
Legal
Lehman Brothers Inc.
745 7th Ave. 19th Floor
New York, NY 10019

And:

Leon Zaltzman
Equity Strategies (Special Situations Group)
745 7th Ave.
Lehman Brothers Inc.
745 7th Ave. 8th Floor
New York, NY 10019
Email: leon.zaltzman@lehman.com

UBS Warburg Swaps Inc.:

Chris Coward UBS Fundamental Investment Group
1285 Avenue of the Americas, 9th Floor New York, NY 10019
Ph: 212-649-7588
Mb: 646-643-1410
Fax: 212-882-8741

Continental Casualty Company:

Swank Capital, LLC
Attn: Daniel L. Spears
3300 Oak Lawn Ave., Suite 650
Dallas, TX 75219
Fax: 214-219-2353
Tel: 214-635-1676
dspears@theswankgroup.com

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

Swank MLP Convergence Fund, LP:

Swank Capital, LLC
Attn: Daniel L. Spears
3300 Oak Lawn Ave., Suite 650
Dallas, TX 75219
Fax: 214-219-2353
Tel: 214-635-1676
dspears@theswankgroup.com

Lloydminster Canadian Opportunity Fund, LP:

Swank Capital, LLC
Attn: Daniel L. Spears
3300 Oak Lawn Ave., Suite 650
Dallas, TX 75219
Fax: 214-219-2353
Tel: 214-635-1676
dspears@theswankgroup.com

AT MLP Fund, LLC:

Atlantic Trust
Attn: Chris Linder
1700 Lincoln Street, Suite 2550
Denver, CO 80203
Email: pmcpheeters@atlantictrust.com

Hartz Capital MLP, LLC:

Hartz Capital MLP, LLC	Hartz Capital MLP, LLC
Attn: Noah B. Lerner	Attn: Tim Terry
400 Plaza Drive	400 Plaza Drive
Secaucus, NJ 07094	Secaucus, NJ 07094
Email: noah.lerner@hartzcapital.com	Email: tim.terry@hartzcapital.com
Phone: 201-272-6004	Phone: 201-272-6041
Fax: 201-866-6387	Fax: 201-866-6387

HITE MLP LP:

HITE Hedge Asset Management LLC
Attn: James Jampel
215 Valentine St.
Newton, MA 02465
Email : jjampel@HITEHedge.com

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

HITE Hedge LP:

HITE Hedge Asset Management LLC
Attn: James Jampel
215 Valentine St.
Newton, MA 02465
Email : jjampel@HITEHedge.com

Credit Suisse Securities (USA) LLC:

Credit Suisse Securities (USA) LLC
Attn: Matthew Miller, CFA
Email: matt.miller@credit-suisse.com
Phone: 212-325-3399
Fax: 212-322-1176

BreitBurn Energy Partners L.P.:

BreitBurn Energy Partners L.P.	Vinson & Elkins L.L.P.
Attn: Jim Jackson	Attn: Alan Baden
515 South Flower Street, Suite 4800	666 Fifth Avenue, 26th Floor
Los Angeles, California 90071	New York, NY 10103
Phone: 213-225-5900	Email: abaden@velaw.com
Fax: 213-225-5917	Phone: 212-237-0001
Fax: 917-849-5337

EXHIBIT A

Form of Legal Opinion

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Amended and Restated Unit Purchase Agreement dated as of October 26, 2007 (the “Purchase Agreement”). BreitBurn shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for BreitBurn, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts LLP, counsel for the Purchasers, stating that:

1.                                       As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of BreitBurn consist of 29,006,002 Common Units. The only issued and outstanding general partner interest of BreitBurn is the interest of the General Partner described in the Partnership Agreement. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required by applicable Law and under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“Delaware LP Act”)).

2.                                       To our knowledge, except as described in the BreitBurn SEC Documents filed prior to the date hereof, and except (a) for options granted pursuant to BreitBurn’s existing 2006 Long-Term Incentive Plan, the Washburn Amended and Restated Employment Agreement and the Breitenbach Amended and Restated Employment Agreement, or (b) as contemplated by the Purchase Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating BreitBurn or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in BreitBurn or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of BreitBurn or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests in BreitBurn or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which BreitBurn or any of its Subsidiaries is a party with respect to the voting of the equity interests of BreitBurn or any of its Subsidiaries.

3.                                       All of the issued and outstanding equity interests of each of BreitBurn’s Subsidiaries are owned, directly or indirectly, by BreitBurn free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming BreitBurn or any of its Subsidiaries as debtors is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to us without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under BreitBurn’s or its Subsidiaries’ credit facility.

4.                                       All of the issued and outstanding equity interests of BreitBurn, BreitBurn Operating GP, LLC, BreitBurn Operating L.P. and BreitBurn Fulton LLC have been duly authorized and validly issued and are fully paid (to the extent required by the organizational

1

documents of such entities, as applicable) and non-assessable (except as non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable) and free of preemptive rights.

5.                                       The Purchased Units to be issued and sold to the Purchasers by BreitBurn pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized by BreitBurn under the Partnership Agreement and the Purchased Units, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6.                                       Except for the approvals required by the Commission in connection with BreitBurn’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, filing, declaration qualification or registration with, any Governmental Authority is required for (i) the issuance and sale by BreitBurn of the Purchased Units, (ii) the execution, delivery and performance by the BreitBurn Parties of the Basic Documents or (iii) the consummation of the transactions contemplated by the Basic Documents, except; with respect to (ii) and (iii) above as such apply to the Hermes Contribution Agreement, those items listed on Schedule 1 hereto; those that have been obtained, or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion and except as addressed in our opinion in paragraph 9.

7.                                       To our knowledge, none of the offering or sale of the Purchased Units or the registration of the Purchased Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of BreitBurn other than those rights granted to the General Partner and any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement, that certain Registration Rights Agreement of BreitBurn dated as of May 24, 2007, that certain Registration Rights Agreement of BreitBurn dated as of May 25, 2007 and that certain Registration Rights Agreement to be entered into with Hermes pursuant to the Hermes Contribution Agreement.

8.                                       BreitBurn is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.                                       Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

BreitBurn shall furnish to the Purchasers at the Closing an opinion of Gregory C. Brown, General Counsel of BreitBurn, addressed to the Purchasers and dated the Closing Date in form satisfactory to Baker Botts LLP, counsel for the Purchasers, stating that:

1.                                       Each of BreitBurn and its Subsidiaries is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the BreitBurn SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a BreitBurn Material Adverse Effect; and (iii) is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a BreitBurn Material Adverse Effect.

2.                                       The execution, delivery and performance by the BreitBurn Parties of the Basic Documents to which they are parties and compliance by the BreitBurn Parties with the terms and provisions thereof, and the issuance and sale by BreitBurn of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained in the Purchase Agreement and their compliance with the covenants contained therein, violate any provisions of any Law, governmental permit, determination or award having applicability to BreitBurn or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of limited partnership or the other organizational documents of BreitBurn or organizational documents of any of BreitBurn’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license or loan or credit agreement to which BreitBurn or any of its Subsidiaries is a party or by which BreitBurn or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by BreitBurn or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where any such violation, default, breach, termination, cancellation, failure to receive consent approval or notice, or acceleration would not, individually or in the aggregate, reasonably likely to result in a BreitBurn Material Adverse Effect; provided, however, that no opinion is expressed pursuant hereto with respect to federal or state securities Laws or other anti-fraud Laws.

3.                                       To my knowledge, except as disclosed in the BreitBurn SEC Documents and except as to oil and gas joint operating agreements entered into in the ordinary course of business, neither BreitBurn nor any of its Subsidiaries owns any shares of capital stock or other securities of or interests in, any other Person or is obligated to make any capital contribution to or other investment in any other Person. All of the issued and outstanding equity interests of Alamitos Company have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

4.                                       Each of the Basic Documents has been duly authorized and validly executed and delivered on behalf of the BreitBurn Parties that are party thereto, and is enforceable against such BreitBurn Party except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

5.                                       To my knowledge, there is no action, suit, proceeding or investigation pending against the BreitBurn Parties or any of their respective officers, directors, properties or assets that questions the validity of the Purchase Agreement or the Registration Rights Agreement, or the right of the BreitBurn Parties to enter into any of the foregoing agreements.

EXHIBIT B

Registration Rights Agreement

EXHIBIT C

Hermes Contribution Agreement

EXHIBIT D

BreitBurn GP, LLC
Officer’s Certificate

Pursuant to Section 6.2(e) of the Amended and Restated Unit Purchase Agreement, dated as of October 26, 2007 (the “Purchase Agreement”) by and among BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Company”), and each of the purchasers named therein, the undersigned hereby certifies on behalf of the Company as follows (terms used but not defined herein have the meanings assigned to them in the Purchase Agreement):

(A)                              The Company has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Company on or prior to the date hereof.

(B)                                The representations and warranties of the Company contained in the Purchase Agreement that are qualified by materiality or BreitBurn Material Adverse Effect are true and correct as of the date hereof and all other representations and warranties of BreitBurn contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, except that representations or warranties made as of a specific date are true and correct as of such date only.

(C)                                Since the date of the Purchase Agreement, no BreitBurn Material Adverse Effect has occurred and is continuing.

[The remainder of this page is intentionally left blank.]

1

IN WITNESS WHEREOF, the undersigned have executed this Certificate this        day of November, 2007.

Randall H. Breitenbach
Co-Chief Executive Officer

Halbert S. Washburn
Co-Chief Executive Officer

James G. Jackson
Chief Financial Officer

[OFFICER’S CERTIFICATE – SIGNATURE PAGE]

EXHIBIT E

BREITBURN GP, LLC

Secretary’s Certificate

I, Bruce D. McFarland, Secretary of BreitBurn GP, LLC, a Delaware limited liability company (“BreitBurn GP”) and the general partner of BreitBurn Energy Partners LP, a Delaware limited partnership (“BreitBurn”), hereby certify as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Amended and Restated Unit Purchase Agreement, dated as of October 26, 2007, (the “Purchase Agreement”) by and among BreitBurn and each of the purchasers party thereto:

(a)                                  Attached hereto as Annex A is a true and complete copy of the First Amended and Restated Agreement of Limited Partnership of BreitBurn, dated October 10, 2006, as in full force and effect at all times from October 10, 2006 to and including the date hereof.

(b)                                 Attached hereto as Annex B are true and complete copies of resolutions duly adopted by the Board of Directors of BreitBurn GP, on September 10, 2007. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by BreitBurn GP, any committee thereof or by or on behalf of any of the BreitBurn Parties relating to the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby.

(c)                                  The Basic Documents were executed and delivered on behalf of BreitBurn by duly authorized officers pursuant to resolutions duly adopted.

(d)                                 Each person who, as a duly authorized officer or an attorney-in-fact of such officer, signed or will sign the Basic Documents, was at the time of such signing and delivery, and is now duly elected or appointed, qualified and acting as an officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such document are their genuine signatures.

(e)                                  The persons whose names appear on Annex C hereto are duly qualified and acting officers of BreitBurn GP, as indicated, duly elected or appointed to the offices set forth opposite their respective names, and the signature set opposite the name of each officer is his authentic signature.

(f)                                    Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to Section 6.2(b) of the Purchase Agreement.

[The remainder of this page is intentionally left blank.]

1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this         day of November, 2007.

Bruce D. McFarland
Secretary

I, Halbert S. Washburn, Co-Chief Executive Officer of BreitBurn GP, hereby certify that Bruce D. McFarland is the duly elected, qualified and acting Secretary of BreitBurn GP, and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this         day of November, 2007.

Halbert S. Washburn
Co-Chief Executive Officer

[SECRETARY’S CERTIFICATE – BREITBURN GP LLC]

ANNEX A

ANNEX B

ANNEX C

Officers of BreitBurn GP

Title	Name	Specimen Signature

Co-Chief Executive Officer	Randall H. Breitenbach

Co-Chief Executive Officer	Halbert S. Washburn

Chief Financial Officer	James G. Jackson

General Counsel	Gregory C. Brown

EXHIBIT F

Purchasers’
Officer’s Certificate

Pursuant to Sections 6.3(d) or 6.4(d) of the Amended and Restated Unit Purchase Agreement, dated as of October 26, 2007 (the “Purchase Agreement”) by and among BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Company”), [           ] (the “Purchaser”) and each of the other purchasers set forth therein, the undersigned hereby certifies on behalf of the Purchaser as follows (terms used but not defined herein have the meanings assigned to them in the Purchase Agreement):

(A)                              The Purchaser has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.

(B)                                The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect are true and correct as of the date hereof and all other representations and warranties of such Purchaser contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, except that representations or warranties made as of a specific date are true and correct as of such date only.

(C)                                Since the date of the Purchase Agreement, no Purchaser Material Adverse Effect in respect of such Purchaser has occurred and is continuing.

[The remainder of this page is intentionally left blank.]

1

IN WITNESS WHEREOF, the undersigned have executed this Certificate this         day of November, 2007.

PURCHASER A

By:
Name:
Title:

[OFFICER’S CERTIFICATE — PURCHASER A]

EXHIBIT G

Escrow Agreement

[OFFICER’S CERTIFICATE — PURCHASER A]